Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Meggan Powers
Director, Corp. Communications & IR	PR Manager
Cymer, Inc.	Cymer, Inc.
(858) 385-5232	(858) 385-6327
tslavin@cymer.com	mpowers@cymer.com

CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS

SAN DIEGO, Calif., January 30, 2007 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of excimer laser light sources used in semiconductor manufacturing, today announced operating results for the fourth quarter and year ended December 31, 2006.

For the fourth quarter of 2006:

•                  net income totaled $25,411,000, equal to $0.65 per share (diluted), a 45 percent increase over net income of $17,468,000, equal to $0.48 per share (diluted) in the fourth quarter of 2005, and a 6 percent decrease compared to net income of $27,032,000, equal to $0.68 per share (diluted) in the third quarter of 2006.

•                  revenue totaled $137,441,000, a 34 percent increase over revenue of $102,793,000 in the prior year’s fourth quarter, and a 5 percent decrease compared to revenue of $143,918,000 in the third quarter of 2006.

For the year ended December 31, 2006:

•                  net income rose to $95,648,000, equal to $2.40 per share (diluted), a 105 percent increase over net income of $46,552,000, equal to $1.27 per share (diluted) for the year ended December 31, 2005.

•                  total revenue grew to $543,855,000, a 42 percent increase over total revenue of $383,648,000 recorded in 2005.

Commenting on fourth quarter and 2006 results and achievements, Bob Akins, Cymer’s chief executive officer, said, “2006 was far and away the best year in Cymer’s history in meeting our customers’ needs and by virtually every financial metric — total revenue, non-systems revenue, average selling prices, operating income, net income, earnings per share, and cash from operations.  We finished the year with a strong balance sheet, with a record amount of cash on the books, even after a stock repurchase during the third quarter of the year.  This strong financial performance allowed us to continue to invest significantly in developing advanced deep ultraviolet (DUV) and extreme ultraviolet (EUV) technologies to meet our customers’ next generation requirements, as well as to make progress in our longer-term growth initiatives.  We continued to strengthen our management team to enable our ongoing growth, and take Cymer to the next level in customer satisfaction, product development, revenue and profitability.  During the year we also celebrated the 20th anniversary of Cymer’s founding, our 10th year as a publicly traded company, and the installation of our 3000th system in production.  In 2006, we believe we successfully positioned Cymer for continued growth and additional shareholder value creation.”

The company reported that for the fourth quarter of 2006, gross profit totaled $67,796,000, yielding a 49.4 percent gross margin, and for the full year, gross profit totaled $262,217,000, yielding a 48.3 percent gross margin. This was a $106,869,000 or 69 percent increase in gross profitability over the full year of 2005.  Fourth quarter 2006 operating income totaled $30,856,000 yielding an operating margin of 22.5 percent.  Fourth quarter operating income included a correction for a previously unrecorded stock-based compensation expense of $4,200,000 relating to a small number of stock options that were granted primarily in 1999.   For the full year, operating income rose to a record $119,131,000, an increase of $78,455,000 or 193 percent over the prior year.  The 2006 operating margin grew to 21.9 percent, more than double the 10.6 percent operating margin in 2005.

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CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS	Page 2 of 6

Nancy Baker, Cymer’s chief financial officer, stated, “We recognized revenue on 68 light sources in the fourth quarter, with argon fluoride (ArF) accounting for approximately 49 percent of system unit shipments, and approximately 68 percent of systems revenue.  We shipped a record 33 of our XLA Series ArF light sources in the quarter, which drove our currency adjusted average selling price (ASP) for the quarter to $1,037,000.  Approximately 21 percent of ArF shipments in the quarter were our XLA 300, our most advanced ArF light source which targets high volume immersion production.  This was a larger number of XLA 300 shipments than we anticipated going into the quarter, resulting from several unexpected customer requests to accelerate delivery of these light sources.  In 2006, we shipped a total of 280 light sources. ArF accounted for approximately 46 percent of the year’s system shipments, and we shipped a record 122 XLA Series light sources.  Our currency adjusted average selling price grew to $1,006,000 for 2006, the first time in our history that our ASP was over $1,000,000 for the year.”

The quarterly average utilization of the company’s light sources at chipmakers in the fourth quarter rose approximately one percent over the prior quarter’s level, driven primarily by increasing utilization of the growing installed base of XLA Series products. This drove non-systems product revenue, which consists of consumables and spare parts, upgrades, and service, to $66,872,000 for the fourth quarter of 2006, equal to 49 percent of total revenue.  For the full year 2006, non-systems revenue grew to a record $261,011,000, a 49 percent increase over the 2005 level.

Fourth quarter 2006 bookings totaled $141,484,000 compared to third quarter 2006 bookings of $142,018,000.  The fourth quarter 2006 book-to-bill ratio was 1.03, and the quarter-end backlog totaled $94,368,000.

“We exited 2006 with a record $518,425,000 in cash and investments, even after we had used $100,704,000 to buy back our stock in the third quarter,” Baker stated.  “We also generated a record $115,801,000 in cash from operations in 2006, which translated to free cash flow of $91,197,000 for the year.  Free cash flow is calculated as the net cash provided by operating activities less the acquisition of property, equipment and patent licenses.  As we have in the past and given our strong cash position and expectations for cash generation, we would anticipate using cash to repurchase Cymer stock in the future as appropriate buying opportunities present themselves.”

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “We currently forecast that demand for DUV lithography tools in 2007 will be relatively flat to slightly down in units compared with 2006, but that growth in demand for ArF tools, and particularly for ArF immersion will drive revenue growth in lithography.  As we mentioned during our October 2006 conference call, we anticipate that we will ship more XLA 300 light sources in the current quarter than in the fourth quarter last year.  Under this scenario we would also expect our krypton fluoride and non-systems revenue streams to, at a minimum, provide stability.  We therefore anticipate that 2007 will be another revenue growth year for Cymer.”

Based on information available at this time, Cymer is currently providing the following guidance for the first quarter of 2007, and anticipates:

•                  Total revenue to be flat to up 5 percent from the revenue reported for the fourth quarter of 2006.

•                  Foreign currency adjusted ASPs to be approximately $1,150,000 on the strength of ArF sales.

•                  Gross margin to be approximately 49 percent.

•                  Research and development expenses to be between $19.5 million and $20.5 million.

•                  Selling, general and administrative expenses to be between $17.0 million and $17.5 million

•                  The estimated effective tax rate to be approximately 31 percent.

Cymer’s management will hold a conference call at 2:00 pm (PST) today, January 30, 2007, to discuss fourth quarter and 2006 operating results and provide first quarter 2007 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

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CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS	Page 3 of 6

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding expectations for product development, customer satisfaction, revenue, profitability, continued growth, additional shareholder value creation, cash generation, the use of cash to repurchase Cymer stock, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses, and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. is the world’s leading supplier of DUV laser illumination sources, the essential light source for DUV photolithography systems. DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips. Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Free Cash Flow Reconciliation
For the year ended December 31, 2006

Cash provided by operating activities	$115,801,000
Less acquisition of property, equipment and patent licenses	$24,604,000
Free cash flow	$91,197,000

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
Cymer, Inc.	2005	2006	2005	2006
Total revenues	$102,793,000	$137,441,000	$383,648,000	$543,855,000

Net income	$17,468,000	$25,411,000	$46,552,000	$95,648,000
Diluted earnings per share	$0.48	$0.65	$1.27	$2.40
Weighted average common shares outstanding — diluted	36,722,000	40,643,000	36,544,000	41,397,000

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CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS	Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months			For the twelve months
	ended December 31,			ended December 31,
	2005	2006		2005	2006
REVENUES:
Product sales	$102,417	$136,404		$382,238	$536,098
Product sales - related party	223	901		400	7,362
Other	153	136		1,010	395
Total revenues	102,793	137,441		383,648	543,855

COST AND EXPENSES:
Cost of product sales	59,048	69,509		227,290	281,243
Research and development	16,542	18,107		64,025	73,974
Sales and marketing	6,311	7,975		25,143	30,618
General and administrative	6,399	10,994		26,514	38,889

Total costs and expenses	88,300	106,585		342,972	424,724

OPERATING INCOME	14,493	30,856		40,676	119,131

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(183)	818		(1,115)	1,674
Gain on debt extinguishment	—	—		2,220	—
Interest and other income	3,252	5,958		10,943	23,852
Interest and other expense	(1,508)	(1,584)		(6,936)	(5,965)

Total other income - net	1,561	5,192		5,112	19,561

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	16,054	36,048		45,788	138,692

INCOME TAX PROVISION (BENEFIT)	(1,837)	11,457		262	46,137
MINORITY INTEREST	(423)	820		1,026	3,093

NET INCOME	$17,468	$25,411		$46,552	$95,648

EARNINGS PER SHARE:
Basic earnings per share	$0.49	$0.68		$1.29	$2.53
Weighted average common shares outstanding-basic	35,861	37,140		36,017	37,779

Diluted earnings per share	$0.48	$0.65	(a)	$1.27	$2.40	(a)

Weighted average common shares outstanding-diluted	36,722	40,643	(a)	36,544	41,397	(a)

(a)    As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and twelve month periods ended December 31, 2006, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes,and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three months and twelve months ended December 31, 2006 and net income has been adjusted by $967,000 and $3.7 million for the three months and twelve months ended December 31, 2006, respectively.

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CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31,	December 31,
	2005	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$233,745	$302,098
Short-term investments	130,204	207,943
Accounts receivable - net	89,818	115,857
Accounts receivable - related party	588	834
Foreign currency forward exchange contracts	1,776	652
Inventories	89,046	104,296
Deferred income taxes	33,338	46,943
Prepaid expenses and other assets	6,497	7,143

Total current assets	585,012	785,766

PROPERTY AND EQUIPMENT - NET	117,251	112,074
LONG TERM INVESTMENTS	29,395	8,384
DEFERRED INCOME TAXES	34,429	12,766
GOODWILL - NET	8,358	8,833
INTANGIBLE ASSETS - NET	10,474	15,880
OTHER ASSETS	6,457	5,391

TOTAL ASSETS	$791,376	$949,094

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,710	$18,711
Accounts payable - related party	4,975	4,858
Accrued warranty and installation	30,775	29,974
Accrued payroll and benefits	12,461	21,707
Accrued patents, royalties and other fees	7,180	4,262
Income taxes payable	7,268	13,293
Unearned income	1,726	2,544
Accrued and other current liabilities	3,247	3,715

Total current liabilities	85,342	99,064

CONVERTIBLE SUBORDINATED NOTES	140,722	140,722
OTHER LIABILITIES	10,582	14,781

Total liabilities	236,646	254,567

MINORITY INTEREST	16,276	6,633

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 38,036,000 and 41,774,000 shares	38	42
Additional paid-in capital	407,549	557,082
Treasury stock at cost (1,943,000 and 4,536,000 common shares)	(50,000)	(150,704)
Accumulated other comprehensive loss	(9,025)	(4,066)
Retained earnings	189,892	285,540

Total stockholders' equity	538,454	687,894

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$791,376	$949,094

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CYMER REPORTS FOURTH QUARTER AND 2006 OPERATING RESULTS	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the twelve months
	ended December 31,
	2005	2006

OPERATING ACTIVITIES:
Net income	$46,552	$95,648
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on debt extinguishment	(2,220)	—
Depreciation and amortization	28,280	25,127
Non-cash stock based compensation	1,019	13,235
Amortization of unearned compensation	16	—
Minority interest	(1,026)	(3,093)
Provision for deferred income taxes	(1,680)	7,574
Loss on disposal or impairment of property and equipment	55	27
Change in assets and liabilities:
Accounts receivable - net	20,862	(26,039)
Accounts receivable - related party	(588)	(246)
Foreign currency forward exchange contracts	(3,002)	1,264
Inventories	20,976	(15,250)
Prepaid expenses and other assets	(1,936)	(359)
Accounts payable	3,761	1,001
Accounts payable - related party	4,975	(117)
Accrued and other liabilities	2,634	10,186
Unearned income	(4,426)	818
Income taxes payable	(230)	6,025

Net cash provided by operating activities	114,022	115,801

INVESTING ACTIVITIES:
Acquisition of property and equipment	(18,750)	(16,404)
Purchases of investments	(290,728)	(278,594)
Proceeds from sold or matured investments	390,580	223,004
Acquisition of patents	(2,500)	(8,200)
Acquisition of minority interest	—	(7,024)

Net cash provided by (used in) investing activities	78,602	(87,218)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	25,218	116,059
Redemption of convertible subordinated notes	(57,336)	—
Cash investment received from minority shareholder	11,120	—
Excess tax benefits from stock option exercises	—	20,243
Payments on capital lease obligations	(20)	—
Purchase of treasury stock	(50,000)	(100,704)

Net cash provided by (used in) financing activities	(71,018)	35,598

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,107)	4,172

NET INCREASE IN CASH AND CASH EQUIVALENTS	119,499	68,353
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	114,246	233,745

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$233,745	$302,098

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$6,914	$5,301
Income taxes paid, net	$2,613	$12,111

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